UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2007

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3492 (Commission File Number)	75-2677995 (IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)
(713) 759-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     On March 30, 2007, Halliburton Company (“Halliburton”) distributed an updated blackout notice (the “Updated Notice”) to its directors and executive officers informing them of a change in the beginning and ending dates of a potential temporary suspension of trading (the “Blackout Period”) under one or more of the Halliburton Retirement and Savings Plan, the Halliburton Savings Plan, the Kellogg Brown & Root, Inc. Retirement and Savings Plan, and the Brown & Root, Inc. Employees’ Retirement and Savings Plan (collectively, the “Plans”) maintained by Halliburton or its majority owned subsidiary, KBR, Inc. (“KBR”), respectively. The Blackout Period may occur if the independent fiduciary for any of the Plans elects to tender shares of Halliburton Stock held by the respective Plan in response to Halliburton’s offer to exchange the 135,627,000 shares of KBR common stock it owns for shares of Halliburton common stock (the “Exchange Offer”) that commenced on March 2, 2007. Halliburton had previously distributed a notice of the Blackout Period (the “Original Notice”) to its directors and executive officers on February 26, 2007. As stated in the Original Notice, the Blackout Period, if any, was originally expected to begin on March 28, 2007, and end during the week of April 2, 2007. However, on March 29, 2007, Halliburton announced that the offer period for the Exchange Offer had been extended to April 2, 2007. As a result, the Blackout Period, if any, is now expected to begin on April 3, 2007 and end during the week of April 9, 2007. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Updated Notice. Halliburton provided the Updated Notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Updated Blackout Notice dated March 30, 2007 provided to directors and executive officers of Halliburton.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY
Date: March 30, 2007	By:	/s/ Robert L. Hayter
		Name:	Robert L. Hayter
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Updated Blackout Notice dated March 30, 2007 provided to directors and executive officers of Halliburton.